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                                                                      EXHIBIT 11

                                  GenCorp Inc.
                    COMPUTATION OF EARNINGS PER COMMON SHARE

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
                                                           Unaudited
                                                       Three Months Ended
                                                  -----------------------------
                                                  February 29,     February 28,
                                                      1996             1995
                                                  ------------     ------------

Earnings (Dollars in Millions)
- --------

Net Income (Loss) for Primary
    Earnings Per Share                            $    (11.7)      $      7.0

Tax Affected Interest Expense
    Applicable to 8% Convertible
    Subordinated Debentures                              1.4              1.4
                                                  ----------       ----------

Net Income (Loss) for Fully Diluted
    Earnings Per Share                            $    (10.3)      $      8.4
                                                  ==========       ==========


Shares (In Thousands)
- ------

Weighted Average Number of
    Common Shares Outstanding
    for Primary Earnings Per Share (see Note B)       33,670           32,259

Assuming Conversion of 8%
    Convertible Subordinated
    Debentures                                         7,158            7,158
                                                  ----------       ----------


Weighted Average Number of
    Common Shares Outstanding
    for Fully Diluted Earnings Per Share              40,828           39,417
                                                  ==========       ==========



Earnings Per Share
- ------------------

Primary:                                          $     (.35)      $      .22
                                                  ==========       ==========

Fully Diluted:                                    $     (.35)      $      .21
                                                  ==========       ==========
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